Exhibit 12.1

Computation of Ratios of Earnings To Fixed Charges

	For the nine months ended September 30, 2009	For the year ended December 31,
		2008	2007	2006		2005		2004
	(Dollars in millions)
Earnings:
Income before income taxes	$(44)	$271	$988	$1,127		$1,209		$1,097
Less:
Interest on tax liabilities	(19)	9	5	(a	)	(a	)	(a	)

Income before income taxes after interest on tax liabilities	(25)	262	983	1,127		1,209		1,097
Plus:
Fixed charges	475	1,260	1,748	1,458		788		448

Earnings, including interest on deposits	450	1,522	2,731	2,585		1,997		1,545

Less:
Interest on deposits	320	734	1,167	1,005		548		315

Earnings, excluding interest on deposits	$130	$788	$1,564	$1,580		$1,449		$1,230

Fixed charges:
Interest expense	$455	$1,236	$1,727	$1,439		$770		$427
Interest portion of rental expense	20	24	21	19		18		21

Total fixed charges	475	1,260	1,748	1,458		788		448

Less:
Interest on deposits	320	734	1,167	1,005		548		315

Total fixed charges, excluding interest on deposits	$155	$526	$581	$453		$240		$133

Earnings to fixed charges:
Including interest on deposits	(b )	1.50x	2.69x	3.49x		6.05x		9.30x
Excluding interest on deposits	(b )	1.21x	1.56x	1.77x		2.54x		3.45x

(a)	Prior to the fiscal year ending December 31, 2007, interest on tax liabilities was classified in income before income taxes.

(b)	For the nine months ended September 30, 2009, earnings were insufficient to cover fixed charges, excluding or including interest on deposits, by $25,000,000.

Computation of Ratios of Earnings To Combined Fixed Charges and Preferred Dividends

	For the nine months ended September 30, 2009	For the year ended December 31,
		2008	2007	2006		2005		2004
	(Dollars in millions)
Earnings:
Income before income taxes	$(44)	$271	$988	$1,127		$1,209		$1,097
Less:
Interest on tax liabilities	(19)	9	5	(a	)	(a	)	(a	)

Income before income taxes after interest on tax liabilities	(25)	262	983	1,127		1,209		1,097
Plus:
Fixed charges (excluding preferred stock dividends)	475	1,260	1,748	1,458		788		448

Earnings, including interest on deposits	450	1,522	2,731	2,585		1,997		1,545

Less:
Interest on deposits	320	734	1,167	1,005		548		315

Earnings, excluding interest on deposits	$130	$788	$1,564	$1,580		$1,449		$1,230

Fixed charges:
Interest expense	$455	$1,236	$1,727	$1,439		$770		$427
Interest portion of rental expense	20	24	21	19		18		21
Dividends on preferred stock	101	17	—	—		—		—

Total fixed charges	576	1,277	1,748	1,458		788		448

Less:
Interest on deposits	320	734	1,167	1,005		548		315

Total fixed charges, excluding interest on deposits	$256	$543	$581	$453		$240		$133

Earnings to fixed charges:
Including interest on deposits	(b )	1.45x	2.69x	3.49x		6.05x		9.30x
Excluding interest on deposits	(b )	1.19x	1.56x	1.77x		2.54x		3.45x

(a)	Prior to the fiscal year ending December 31, 2007, interest on tax liabilities was classified in income before income taxes.

(b)	For the nine months ended September 30, 2009, earnings were insufficient to cover combined fixed charges and preferred share dividends, excluding or including interest on deposits, by $126,000,000.